UNITED STATES
                 SECURITIES AND EXCHANGE COMMISSION
                       WASHINGTON, DC  20549


                         SCHEDULE 14A

     Proxy Statement Pursuant to Section 14(a) of the Securities
                         Exchange Act of 1934

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Filed by a Party other than the Registrant   [   ]


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       Rule 14a-69e) (2))


                     HARRIS & HARRIS GROUP, INC.
_________________________________________________________________
        (Name of Registrant as Specified in its Charter)

_________________________________________________________________
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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	                                 September 24, 2002



To Our Fellow Shareholders:

This letter is to inform you that our Annual Meeting of Shareholders, previously scheduled for September 26, 2002, has been postponed until October 15, 2002. The location of the Annual Meeting will now be the Princeton Club, 15 West 43rd Street, New York, New York, in the Nassau Room, and the time of the Meeting will be 9:00 a.m., New York City time.

The reason for the postponement is to provide shareholders with additional time to vote on all matters discussed in the Proxy Statement dated August 26, 2002. A duplicate proxy card is enclosed for that purpose. If you hold your shares through a bank or broker, you also may be able to vote by toll-free telephone or on the internet. To do so, please follow the simple instructions on the enclosed proxy card.

The Board of Directors has recommended a vote FOR all items on the agenda. Because approval of Proposal 3, the financing proposal, requires a majority vote of all outstanding shares, your vote is especially important. Failure to vote on Proposal 3 will have the same effect as a vote against it.

If you have not yet voted, or if you wish to change your vote, you now have an additional opportunity to do so. Only your latest dated vote will count, and we urge you to vote today.

We regret the inconvenience to those of you planning to attend the Meeting in person. We believe we have an interesting program planned, and we sincerely hope that you will try to join us on Tuesday, October 15.

If you have questions or need assistance voting your shares, please call Innisfree M & A Incorporated, the firm assisting us in the solicitation of proxies, at 1-888-750-5834.

	                                  Sincerely,


	                                  /s/ Charles E. Harris
                                          -----------------------
	                                  Charles E. Harris
                                          Chairman and Chief
                                            Executive Officer



                                          /s/ Mel P. Melsheimer
                                          -----------------------
                                          Mel P. Melsheimer
                                          President